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                            THE 1997 DETAILS, INC.
                             EQUITY INCENTIVE PLAN

1.   DEFINED TERMS

     Exhibit A, which is incorporated by reference, defines the terms used in the Plan and sets forth certain operational rules related to those terms.

2.   IN GENERAL

     The Plan has been established to advance the interests of the Company by giving selected Employees, directors and other persons (including both individuals and entities) who provide services to the Company or its Affiliates Stock-based incentives or incentives based on other performance measures relating to the Company or its Affiliates.

3.   ADMINISTRATION

     The Administrator has discretionary authority, subject only to the express provisions of the Plan, to interpret the Plan; determine eligibility for and grant Awards; determine, modify or waive the terms and conditions of any Award; prescribe forms, rules and procedures (which it may modify or waive); and otherwise do all things necessary to carry out the purposes of the Plan. Once an Award has been communicated in writing to a Participant, the Administrator may not, without the Participant's consent, alter the terms of the Award so as to affect adversely the Participant's rights under the Award, unless the Administrator expressly reserved the right to do so in writing at the time of such communication.

4.   SHARES SUBJECT TO THE PLAN

     a. A maximum of 235,000 Class A-5 shares of Stock may be delivered in satisfaction of Awards under the Plan. For purposes of the preceding sentence, the following shares shall not be considered to have been delivered under the
Plan: (i) shares remaining under an Award that terminates without having been exercised in full; (ii) shares subject to an Award, where cash is delivered to a Participant in lieu of such shares; (iii) shares of Restricted Stock that have been forfeited in accordance with the terms of the applicable Award; and (iv) shares held back, in satisfaction of the exercise price or tax withholding requirements, from shares that would otherwise have been delivered pursuant to an Award. The number of shares of Stock delivered under an Award shall be determined net of any previously acquired Shares tendered by the Participant in payment of the exercise price, if any, or of withholding taxes.

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     b.   Stock delivered by the Company under the Plan may be authorized but unissued Stock or previously issued Stock acquired by the Company and held in treasury. No fractional shares of Stock will be delivered under the Plan.

5.   ELIGIBILITY AND PARTICIPATION

     The Administrator will select Participants from among those key Employees, directors and other individuals or entities providing services to the Company or its Affiliates who, in the opinion of the Administrator, are in a position to make a significant contribution to the success of the Company and its Affiliates. Eligibility for ISOs is further limited to those individuals whose employment status would qualify them for the tax treatment described in Sections 421 and 422 of the Code.

6.   RULES APPLICABLE TO AWARDS

     a.   ALL AWARDS

          (1)  Performance Objectives.  Where rights under an Award depend in
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whole or in part on attainment of performance objectives, actions by the Company that have an effect, however material, on such performance objectives or on the likelihood that they will be achieved will not be deemed an amendment or alteration of the Award unless accomplished by a change in the express terms of the Award or other action that is without substantial consequence except as it affects the Award.

          (2)  Alternative Settlement.  The Company retains the right at any
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time to extinguish rights under an Award in exchange for payment in cash, Stock
(subject to the limitations of Section 4) or other property on such terms as the Administrator determines, provided the holder of the Award consents to such exchange.

          (3)  Transferability Of Awards.  Except as the Administrator otherwise
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expressly provides, Awards (other than an Award in the form of an outright transfer of cash or Unrestricted Stock) may not be transferred other than by will or by the laws of descent and distribution, and during a Participant's lifetime an Award requiring exercise may be exercised only by the Participant (or in the event of the Participant's incapacity, the person or persons legally appointed to act on the Participant's behalf).

          (4)  Vesting, Etc.   Without limiting the generality of Section 3 and
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subject to subsections (a) and (b) below, the Administrator may determine the time or times at which an Award will vest (i.e., become free of forfeiture restrictions) or become exercisable and the terms on which an Award requiring exercise will remain exercisable.

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     (a)  Death.  Except as the Administrator may otherwise determine, if a
          Participant dies, the following will apply:

          i) All Awards requiring exercise held by the Participant immediately prior to death, to the extent then exercisable, may be exercised by the Participant's executor or administrator or the person or persons to whom the Award is transferred by will or the applicable laws of descent and distribution, at any time within the one year period ending with the first anniversary of the Participant's death, and shall thereupon terminate. In no event, however, shall an Award requiring exercise remain exercisable beyond the latest date on which it could have been exercised without regard to this Section 6.a.(4)(a). All Awards requiring exercise held by a Participant immediately prior to death that are not then exercisable shall terminate at death.

          ii) All Restricted Stock held by the Participant must be transferred to the Company together with duly executed stock powers (and, in the event the certificates representing such Restricted Stock are held by the Company, such Restricted Stock will be so transferred without any further action by the Participant provided that the Participant deliver a duly executed stock power at such time) in consideration of the payment by the Company of an amount equal to $5.00 for each share of Restricted Stock and will be deemed for all purposes to have been so transferred when the Company has tendered such payment.

          iii) Any payment or benefit under a Performance Award to which the Participant was not irrevocably entitled prior to death will be forfeited and the Award canceled as of the time of death.

     (b)  Termination of Service (Other Than By Death).

     If a Participant who is an Employee ceases to be an Employee for any reason other than death or retirement with consent of the Company after attainment of age 65, or if there is a termination (other than by reason of death or satisfactory completion of the project or service as determined by the Administrator) of the consulting, service or similar relationship in respect of which a Non-Employee Participant was granted an Award hereunder (such termination of the employment or other relationship being hereinafter referred to as a "Status Change"), then, except as the Administrator may otherwise determine, the following will apply:

          i) All Awards requiring exercise held by the Participant that were not exercisable immediately prior to the Status Change shall terminate at the time of the Status Change. Any Awards requiring exercise that were exercisable immediately prior to the Status Change will continue to be

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               exercisable for a period of three months, and shall thereupon terminate, unless the Award provides by its terms for immediate termination in the event of a Status Change or unless the Status Change results from a discharge for cause which in the opinion of the Administrator casts such discredit on the Participant as to justify immediate termination of the Award. In no event, however, shall an Award requiring exercise remain exercisable beyond the latest date on which it could have been exercised without regard to this Section 6.a.(4)(b). For purposes of this paragraph, in the case of a Participant who is an Employee, a Status Change shall not be deemed to have resulted by reason of (i) a sick leave or other bona fide leave of absence approved for purposes of the Plan by the Administrator, so long as the Participant's right to reemployment is guaranteed either by statute or by contract, or (ii) a transfer of employment between the Company and a subsidiary or between subsidiaries, or to the employment of a corporation (or a parent or subsidiary corporation of such corporation) issuing or assuming an option in a transaction to which Section 424(a) of the Code applies.

          ii) All Restricted Stock held by the Participant at the time of the Status Change must be transferred to the Company (and, in the event the certificates representing such Restricted Stock are held by the Company, such Restricted Stock will be so transferred without any further action by the Participant) in consideration of the payment by the Company of an amount equal to $5.00 for each share of Restricted Stock and will be deemed for all purposes to have been so transferred when the Company has tendered such payment.

          iii) Any payment or benefit under a Performance Award to which the Participant was not irrevocably entitled prior to the Status Change will be forfeited and the Award canceled as of the date of such Status Change.

          (5)  Taxes.  The Administrator will make such provision for the
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withholding of taxes as it deems necessary. The Administrator may, but need not, hold back shares of Stock from an Award or permit a Participant to tender previously owned shares of Stock in satisfaction of tax withholding requirements.

          (6)  Dividend Equivalents, Etc.  The Administrator may provide for the
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payment of amounts in lieu of cash dividends or other cash distributions with respect to Stock subject to an Award.

          (7)  Rights Limited.  Nothing in the Plan shall be construed as giving
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any person the right to continued employment or service with the Company or its
Affiliates, or any

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rights as a shareholder except as to shares of Stock actually issued under the
Plan. The loss of existing or potential profit in Awards will not constitute an element of damages in the event of termination of employment or service for any reason, even if the termination is in violation of an obligation of the Company or Affiliate to the Participant.

     b.   AWARDS REQUIRING EXERCISE

          (1)  Time And Manner Of Exercise.  Unless the Administrator expressly
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provides otherwise, (a) an Award requiring exercise by the holder will not be deemed to have been exercised until the Administrator receives a written notice of exercise (in form acceptable to the Administrator) signed by the appropriate person and accompanied by any payment required under the Award; and (b) if the Award is exercised by any person other than the Participant, the Administrator may require satisfactory evidence that the person exercising the Award has the right to do so.

          (2)  Payment Of Exercise Price, If Any.  Where the exercise of an
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Award is to be accompanied by payment, the Administrator may specify one or more of the following forms of payment:

          i) cash or personal or certified check payable to the Company in an amount equal to the aggregate option price of the shares with respect to which the option is being exercised;

          ii) stock certificates (in negotiable form) representing shares of Stock (other than Restricted Stock) having a fair market value on the date of exercise equal to the aggregate option price of the shares with respect to which the option is being exercised;

          iii) Options to purchase Vested Shares, valued for such purposes at the fair market value per share of Common Stock on the date of exercise net of the exercise price for each such share; or

          iv)  a combination of the methods set forth in clauses (i), (ii) and
               (iii).

          (3)  Reload Awards.  The Administrator may provide that upon the
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exercise of an Award, either by payment of cash or (if permitted under Section
6.b.(2) above) through the tender of previously owned shares of Stock, the Participant or other person exercising the Award will automatically receive a new Award of like kind covering a number of shares of Stock equal to the number of shares of Stock for which the first Award was exercised.

          (4)  ISOs.  No ISO may be granted under the Plan after October   ,
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2007, but ISOs previously granted may extend beyond that date.

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     c.   AWARDS NOT REQUIRING EXERCISE

     Awards of Restricted Stock and Unrestricted Stock may be made in return for either (i) services determined by the Administrator to have a value not less than the par value of the awarded shares of Stock, or (ii) cash or other property having a value not less than the par value of the awarded shares of Stock plus such additional amounts (if any) as the Administrator may determine payable in such combination and type of cash, other property (of any kind) or services as the Administrator may determine.

7.   EFFECT OF CERTAIN TRANSACTIONS

     a.   MERGERS, ETC.

     Except to the extent set forth in the next succeeding paragraph, in the event of (i) a consolidation or merger in which the Company is not the surviving corporation or which results in the acquisition of all or substantially all of the Company's then outstanding common stock by a single person or entity or by a group of persons and/or entities acting in concert or (ii) a dissolution or liquidation of the Company (any of the foregoing, a "covered transaction"), all outstanding Awards (other than shares of Stock that are outstanding and fully vested) will be forfeited as of the effective time of the covered transaction unless assumed by an acquiring or surviving entity or its affiliate as provided in the following sentence. In connection with any covered transaction in which there is an acquiring or surviving entity, the Administrator may provide for substitute or replacement awards from, or the assumption of Awards by, the acquiring or surviving entity or its affiliates, any such substitution, replacement or assumption to be on such terms as the Administrator determines; but if there is no acquiring or surviving entity, or if the Administrator does not so provide for the substitution, replacement or assumption of Awards in connection with the covered transaction, all outstanding Awards shall vest and if relevant become exercisable and all deferrals, other than deferrals of amounts that are neither measured by reference to nor payable in shares of Stock, shall be accelerated, immediately prior to the covered transaction.

     In the event of a (i) Change of Control or (ii) a sale or transfer of all or substantially all the Company's assets (either of the foregoing, a "change of control transaction"), all outstanding Awards (other than shares of Stock that are outstanding and fully vested) shall vest and if relevant become exercisable and all deferrals, other than deferrals of amounts that are neither measured by reference to nor payable in shares of Stock, shall be accelerated, immediately prior to the covered transaction.

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     b.   CHANGES IN AND DISTRIBUTIONS WITH RESPECT TO THE STOCK

          (1)  Basic Adjustment Provisions.  In the event of a stock dividend,
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stock split or combination of shares, recapitalization or other change in the
Company's capital structure, the Administrator will make appropriate adjustments to the maximum number of shares that may be delivered under the Plan under
Section 4 and will also make appropriate adjustments to the number and kind of shares of stock or securities subject to Awards then outstanding or subsequently granted, any exercise prices relating to Awards and any other provision of Awards affected by such change.

          (2)  Certain Other Adjustments.  The Administrator may also make
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adjustments of the type described in paragraph (1) above to take into account distributions to common stockholders other than stock dividends or normal cash dividends, mergers, consolidations, acquisitions, dispositions or similar corporate transactions, or any other event, if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of the Plan and to preserve the value of Awards made hereunder; provided, that no such adjustment shall be made to ISOs except to the extent consistent with their continued qualification under Section 422 of the Code.

          (3)  Continuing Application of Plan Terms.  References in the Plan to
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shares of Stock shall be construed to include any stock or securities resulting from an adjustment pursuant to Section 7.b.(1) or 7.b.(2) above.

8.   CONDITIONS ON DELIVERY OF STOCK

     The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove any restriction from shares of Stock previously delivered under the Plan until: the Company's counsel has approved all legal matters in connection with the issuance and delivery of such shares; if the outstanding Stock is at the time of delivery listed on any stock exchange or national market system, the shares to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance; and all conditions of the Award have been satisfied or waived. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act. The Company may require that certificates evidencing Stock issued under the Plan bear an appropriate legend reflecting any restriction on transfer applicable to such Stock.

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9.   AMENDMENT AND TERMINATION

     Subject to the last sentence of Section 3, the Administrator may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by law, or may at any time terminate the Plan as to any further grants of Awards; provided, that (except to the extent expressly required or permitted by the Plan) no such amendment will, without the approval of the stockholders of the Company, effectuate a change for which stockholder approval is required in order for the Plan to continue to qualify under Section 422 of the Code.

10.  NON-LIMITATION OF THE COMPANY'S RIGHTS

     The existence of the Plan or the grant of any Award shall not in any way affect the Company's right to award a person bonuses or other compensation in addition to Awards under the Plan.

11.  GOVERNING LAW

     The Plan shall be construed in accordance with the laws of the State of California.

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                                   EXHIBIT A

                              Definition of Terms
                              -------------------

     The following terms, when used in the Plan, shall have the meanings and be subject to the provisions set forth below:

     "Administrator":  The Board or, if one has been appointed, the Committee.

     "Affiliate": Any corporation or other entity owning, directly or indirectly, 50% or more of the outstanding Stock of the Company, or in which the Company or any such corporation or other entity owns, directly or indirectly, 50% of the outstanding capital stock (determined by aggregate voting rights) or other voting interests.

     "Award":  Any of the following:

          (i) Options ("Stock Options") entitling the recipient to acquire shares of Stock upon payment of the exercise price. Each Stock Option (except as otherwise expressly provided by the Committee) will have an exercise price equal to the fair market value of the Stock subject to the option, determined as of the date of grant, except that an ISO granted to an Employee described in Section 422(b)(6) of the Code will have an exercise price equal to 110% of such fair market value. The Administrator will determine the medium in which the exercise price is to be paid, the duration of the option, the time or times at which an option will become exercisable, provisions for continuation (if any) of option rights following termination of the Participant's employment with the Company and its Affiliates, and all other terms of the Stock Option. No Stock Option awarded under the Plan will be an ISO unless the Administrator expressly provides for ISO treatment.

          (ii) Rights ("SARs") entitling the holder upon exercise to receive cash or Stock, as the Administrator determines, equal to a function (determined by the Administrator using such factors as it deems appropriate) of the amount by which the Stock has appreciated in value since the date of the Award.

          (iii) Stock subject to restrictions ("Restricted Stock") under the Plan requiring that such Stock be redelivered to the Company if specified conditions are not satisfied. The conditions to be satisfied in connection with any Award of Restricted Stock, the terms on which such Stock must be redelivered to the Company, the purchase price of such Stock, and all other terms shall be determined by the Administrator.

          (iv) Stock not subject to any restrictions under the Plan ("Unrestricted Stock").
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          (v)    A promise to deliver Stock or other securities in the future on such terms and conditions as the Administrator determines.

          (vi) Securities (other than Stock Options) that are convertible into or exchangeable for Stock on such terms and conditions as the Administrator determines.

          (vii)  Cash bonuses tied to performance criteria as described at
     (viii) below ("Cash Performance Awards").

          (viii) Awards described in any of (i) through (vii) above where the right to exercisability, vesting or full enjoyment of the Award is conditioned in whole or in part on the satisfaction of specified performance criteria ("Performance Awards").

          (ix) Grants of cash, or loans, made in connection with other Awards in order to help defray in whole or in part the economic cost (including tax cost) of the Award to the Participant. The terms of any such grant or loan shall be determined by the Administrator.

Awards may be combined in the Administrator's discretion.

     "Board":  The Board of Directors of the Company.

     "Change of Control": Any (i) change in the ownership of the capital stock of the Company if, immediately after giving effect thereto, any Person (or group of Persons acting in concert) other than the shareholders of the Company on October __, 1997 and their respective Affiliates will have the direct or indirect power to elect a majority of the members of the Board or (ii) sale or other disposition of all or substantially all of the assets of the Company (including without limitation by way of a merger or consolidation or through the sale of all or substantially all of the stock of its subsidiaries or sale of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole) to another Person (the "Change of Control Transferee") if, immediately after giving effect thereto, any Person (or group of Persons acting in concert) other than the Shareholders of the Company on October __, 1997 and their respective Affiliates will have the power to elect a majority of the members of the board of directors (or other similar governing body) of the Change of Control Transferee.

     "Code": The U.S. Internal Revenue Code of 1986 as from time to time amended and in effect, or any successor statute as from time to time in effect.

     "Committee": A committee of the Board comprised solely of two or more outside directors within the meaning of Section 162(m) of the Code. The Committee may delegate ministerial tasks to such persons (including Employees) as it deems appropriate.

     "Company":  Details, Inc., a California corporation.
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     "Employee":  Any person who is employed by the Company or an Affiliate.

     "ISO": A Stock Option intended to be an "incentive stock option" within the meaning of Section 422 of the Code.

     "Participant": An Employee, director or other person providing services to the Company or its Affiliates who is granted an Award under the Plan.

     "Plan": The Details, Inc. 1997 Equity Incentive Plan as from time to time amended and in effect.

     "Stock":  Class A-5 Common Stock of the Company, no par value per share.